EXHIBIT 99.2
NEW RELEASE
For more information, contact:
Donna Lee
636-728-3189
THERMADYNE HOLDINGS CORPORATION
ANNOUNCES PARTICIPATION IN
BANK OF AMERICA AND
BEAR STEARNS CONFERENCES
ST. LOUIS, MO — May 7, 2007 — Thermadyne Holdings Corporation (OTCBB: THMD) announced today Steven A. Schumm, its EVP, Chief Financial Officer & Chief Administrative Officer, will be presenting at the Bank of America’s 2007 BASics/Industrials Conference on May 10, 2007 at 3:40 PM (Eastern) being held at LeParker Meridien Hotel in New York, New York. Also, Paul D. Melnuk, Chairman & Chief Executive Officer, will be presenting at the Bear Stearns 16th Annual Global Credit Conference on May 15, 2007 at 1:30 PM (Eastern) being held at The Waldorf-Astoria in New York, New York.
A link connecting to the Bank of America’s conference web cast will be available on Thermadyne’s web site (www.Thermadyne.com) starting at 7:30 PM (Eastern) on May 10, 2007 and will be available through May 25, 2007. A web cast is not being held for the Bear Stearns conference. Copies of both presentations will also be made available on Thermadyne’s web site three hours following the respective presentation.
About Thermadyne
Thermadyne, headquartered in St. Louis, Missouri, is a leading global manufacturer and marketer of cutting and welding products and accessories under a variety of leading premium brand names including Victor®, Tweco® / Arcair®, Thermal Dynamics®, Thermal Arc®, Stoody®, TurboTorch®, Firepower® and Cigweld®. Its common shares trade on the OTCBB under the symbol THMD. For more information about Thermadyne, its products and services, visit the Company’s web site at www.Thermadyne.com.
Cautionary Statement Regarding Forward-Looking Statements:
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements reflect management’s current expectations and involve a number of risks and uncertainties. Actual results may differ materially from such statements due to a variety of factors that could adversely affect the Company’s operating results. These risks and factors are set forth in documents the Company files with the Securities and Exchange Commission, specifically in the Company’s most recent Annual Report on Form 10-K and other reports it files from time to time.